AMENDMENT
TO THE
COOPERATION AGREEMENT
AND
DEBENTURE MODIFICATION AGREEMENT

THIS AMENDMENT TO THE COOPERATION AGREEMENT AND DEBENTURE MODIFICATION AGREEMENT is made and entered into as of December 31, 2007 (this “Amendment”) by and between Joseph Freund (“Freund”) and Ira Sax (“Sax”; collectively referred to as the “Buyers”).

W I T N E S S E T H

WHEREAS, Freund is holding a convertible debenture in the original principal amount of $100,000 which was originally issued by DCI USA Inc. (the “Company”) to Cornell Capital Partners, L.P. (“Cornell”) and assigned to Freund; and

WHEREAS, Sax is holding a convertible debenture in the original principal amount of $100,000 which was originally issued by the Company to Cornell and assigned to Sax; and

WHEREAS, each of the undersigned Buyers, each having the due authorization to execute and deliver this Amendment, agree that the maturity date of such convertible debentures (collectively “the Debentures”) shall be extended until February 29, 2008.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.  Modification of the Terms of the Debentures.  Each of the Buyers agrees that the maturity date of the Debentures are hereby extended to February 29, 2008. Other than as provided herein, no other terms or provisions of the Cooperation Agreement dated November 1, 2006, as amended, or the Debenture Modification Agreement dated November 1, 2006 shall be modified or amended by this Amendment.

2.  Reference.  On and after the date hereof, each reference in the Cooperation Agreement and Debenture Modification Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Cooperation Agreement and/or the Debenture Modification Agreement or the maturity date of the Debenture in any other agreement, document or other instrument, shall automatically be deemed to include a reference to this Amendment.

3.  Counterparts.  This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.  Captions.  The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

5.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

6.  Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules applied in such state.

[Remainder of Page Intentionally Omitted; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

/s/ Joseph Freund
Joseph Freund

/s/ Ira Sax
Ira Sax